REORGANIZATION AGREEMENT



         This Reorganization Agreement (this "Agreement") is made and entered into as of June 12, 2002, by and among Gump & Company, Inc., a Delaware corporation (the "Company"), Mark Disalvo ("Disalvo"), California Brokerage Services, Inc., a California corporation controlled by Disalvo ("CBSI"), Kevin Halter, Jr. ("Halter"), and Robert M. ("Kern") (Disalvo, CBSI, Halter and Kern are sometimes each referred to herein as a "Stockholder" and collectively, as the "Stockholders"). The above persons and entities are sometimes each referred to herein as a "Party", and collectively as the "Parties".

                               W I T N E S E T H :
                               - - - - - - - - -

         WHEREAS, the Company, a newly-formed subsidiary of the Company, and the Stockholders have entered into an Agreement and Plan of Merger with MAII Holdings, Inc., a Texas corporation, and Car Rental Direct, Inc. ("CRD"), a Nevada corporation (the "Merger Agreement"), pursuant to which, among other things a newly-formed subsidiary of the Company will be merged with and into CRD, and CRD will then become a wholly-owned subsidiary of the Company; and

         WHEREAS, it is a material condition of the closing of the Merger Agreement that the parties hereto restructure the capitalization and ownership structure of the Company to the extent provided herein;

         WHEREAS, the Parties desire to restructure the capitalizations and ownership structure of the Company in order to allow the closing of the Merger Agreement to occur, the occurrence of which will be of material value to the Stockholders;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the hereby agree as follows:

         1. Halter is the owner of 100,000 shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company. Halter hereby agrees to deliver to the Company certificates representing 12,500 shares of Common Stock, marked "canceled", and upon receipt thereof, the Company shall cancel such shares.

         2. Kern is the owner of 108,500 shares of Common Stock. Kern hereby agrees to deliver to the Company certificates representing 12,500 shares of Common Stock, marked "canceled", and upon receipt thereof, the Company shall cancel such shares.

         3. CBSI is the owner of 16,472 shares of Common Stock. CBSI hereby agrees to deliver to the Company certificates representing 16,472 shares of Common Stock, marked "canceled", and upon receipt thereof, the Company shall cancel such shares.

         4. Disalvo is the owner of 2,400,000 shares of Common Stock. Disalvo hereby agrees to: (i) sell a total of 125,000 shares of Common Stock to the persons and entities listed on Exhibit A attached hereto, at a purchase price of $2.00 per share; (ii) sell 25,000 shares of Common Stock to KPC, llc at a purchase price of $1.00; and (iii) deliver to the Company certificates representing 2,250,000 shares of Common Stock, marked "canceled", and upon receipt thereof, the Company shall cancel such shares. Each of the above stock purchases and sales shall be made pursuant to a stock purchase agreement in substantially the form of Exhibit B.

         5. The Company and the stockholders of the Company shall, by meeting or consent in compliance with Delaware law, take the following actions:

                  (a) Amend and restate the Certificate of Incorporation of the Company, to read in their entirety as provided in Exhibit C attached hereto (the "Restated Certificate"); it being understood and agreed that the Restated Certificate shall not be filed with the Secretary of State of Delaware until the Merger Closing has occurred.

                  (b) Amend and restate the Bylaws of the Company, to read in their entirety as provided in Exhibit D attached hereto (the "Restated Bylaws"); to be effective upon the filing of the Restated Certificate.

                  (c) Approve and adopt the 2002 Long Term Incentive Plan of the Company, in substantially the form of Exhibit E attached hereto, effective as of the closing of the Merger.

         6. Each of Halter and Kern agree to execute and deliver to the Company a Lock-Up Agreement, substantially in the form of Exhibit F attached hereto.


         7. Following the closing of the Merger, the Company intends to undertake a private placement of its Common Stock (the "Private Placement"). The Company agrees to register for re-sale the shares of Common Stock purchased by the persons and entities listed on Exhibit A on the registration statement to be filed for the shares of Common Stock to be issued in the Private Placement.

         8. Each of the Parties represents and warrants to each of the other Parties as follows: (i) such Party: (1) (if it is a legal entity) is duly organized, validly existing and in good standing under the laws of its state of organization, with all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; or (2) (if it is a natural person) is fully competent to execute, deliver and perform this Agreement; (ii) this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies; and (iii) neither the execution, delivery or performance of this Agreement by such Party nor the consummation of the transactions contemplated hereby will: (1) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under any agreement, indenture or other instrument under which such Party is bound or subject; or (2) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Party.

         9. Amendment and Assignment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. This Agreement shall extend to and be binding upon each of the parties and their respective successors and assigns.

         10. Governing Law. This Agreement and the rights and obligations of the parties hereto, shall be governed, construed and enforced in accordance with the laws of the State of Texas.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             GUMP & COMPANY, INC.


                                             By:________________________________
                                                Mark Disalvo, President


                                             ___________________________________
                                                Mark Disalvo


                                             CALIFORNIA BROKERAGE SERVICES, INC.


                                             By:________________________________

                                             Title:_____________________________


                                             ___________________________________
                                                Kevin Halter, Jr.


                                             ___________________________________
                                                Robert M. Kern

                                    EXHIBIT A

                         List of Purchasers and Sellers
                         ------------------------------

                                    [To come]

                                    EXHIBIT B

                        Form of Stock Purchase Agreement
                        --------------------------------

                                 [See attached]

                                    EXHIBIT C

                Amended and Restated Certificate of Incorporation
                -------------------------------------------------

                                 [See attached]

                                    EXHIBIT D

                           Amended and Restated Bylaws
                           ---------------------------

                                 [See attached]

                                    EXHIBIT E

                        Form of Long Term Incentive Plan
                        --------------------------------

                                 [See attached]
                                    exhibit F

                            Form of Lock-Up Agreement
                            -------------------------

                                 [See attached]
















                                      F-1